EXHIBIT 99.1

Bovie Medical Corporation Announces Corporate Name Change to Apyx Medical Corporation and Plans to Transition Common Stock Listing to NASDAQ Global Select Market

CLEARWATER, FL - DECEMBER 12, 2018 - Bovie Medical Corporation (NYSEMKT:BVX) (the “Company”), a maker of medical devices and supplies and the developer of J-Plasma®, a patented surgical product marketed and sold under the Renuvion® Cosmetic Technology brand in the cosmetic surgery market, today announced a corporate rebranding and company name change to Apyx Medical Corporation effective January 1, 2019. The Company also announced plans to move its stock exchange listing to the NASDAQ Global Select Market (the “NASDAQ”) from the New York Stock Exchange (the “NYSE”). The Company expects that its common stock will commence trading on the NASDAQ Global Select Market on January 2, 2019, under a new ticker symbol - “APYX”.

“We are pleased to join the world’s most innovative and growth-oriented companies listed on NASDAQ and are excited to partner with NASDAQ to leverage trading liquidity, enhanced visibility for issuers, leading technology and cost efficiencies,” said Charlie Goodwin, President and Chief Executive Officer. “We also announced a corporate rebranding and Company name change to Apyx Medical Corporation which is the final milestone resulting from the previously announced divestiture and sale of the Core business segment and Bovie brand to Symmetry Surgical, Inc.”

Mr. Goodwin continued: “The new name and brand emphasizes the Company’s goal to be the most innovative, customer and solution focused company in the cosmetic surgery market and the broader medical technology sector. Apyx Medical Corporation endeavors to reshape the cosmetic surgery market by providing unique and creative solutions for the ever-changing needs of our physician customers and their patients.”

The Company will ring the NASDAQ Stock Market opening bell on January 3, 2019, in Times Square, New York, NY. President and Chief Executive Officer, Charlie Goodwin, and members of the Company’s management team and Board of Directors will participate in the opening bell ringing ceremony from 9:00 am to 9:30 am ET. A live webcast will be available at https://new.livestream.com/nasdaq/live.

Investor Relations Contact:

Westwicke Partners on behalf of Bovie Medical Corporation
Mike Piccinino, CFA
443-213-0500
investor.relations@boviemed.com

About Bovie Medical Corporation:

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma® (marketed and sold under the Renuvion™ Cosmetic Technology brand in the cosmetic surgery market), a patented plasma-based surgical product for cutting, coagulation and ablation of soft tissue. J-Plasma technology utilizes a helium ionization process to produce a stable, focused beam of plasma that provides surgeons with greater precision, and minimal invasiveness. The new J-Plasma handpieces with Cool-Coag™ technology deliver the precision of helium plasma energy, the power of traditional monopolar coagulation and the efficiency of plasma beam coagulation - enabling thin-layer ablation and dissection and fast coagulation with a single instrument, minimizing instrument exchange and allowing a surgeon to focus on their patient and their procedures. With Cool-Coag technology, the new J-Plasma handpieces can deliver three distinctly different energy modalities - further increasing the utility and versatility of the system. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Bovie Medical Corporation website at www.boviemedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2017 and subsequent Form 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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